                                                                      INDEX 11.1


                         NETWORK COMPUTING DEVICES, INC.

                    Statement Regarding Computation of Shares
                         Used in per Share Computations
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                     Years Ended December 31,
                                                   ----------------------------------------------------
                                                        2000                1999                1998
                                                   ------------        ------------         -----------
Basic and diluted:
     Weighted average common shares
        outstanding during the period                   16,686              16,192              16,393
                                                   ============        ============         ===========
     Net loss                                        $ (32,652)          $ (16,259)           $ (9,103)
                                                   ============        ============         ===========
     Basic and diluted loss per share                $   (1.96)          $   (1.00)           $  (0.56)
                                                   ============        ============         ===========